Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 13, 2002 relating to the consolidated financial statements of Burlington Resources Inc., which includes reference to other auditors and which appears in Burlington Resources Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                                  /s/ PricewaterhouseCoopers LLP
Houston, Texas
June 21, 2002